Sheet1

ML Multi-State Municipal Series Trust
Series Number: 12
File Number: 811-4375
CIK Number: 908456
Merrill Lynch North Carolina Municipal Bond Fund
For the Period Ending: 01/31/2001

Pursuant to Exemptive Order No. IC-15520 the following schedule enumerates the transactions with Merrill Lynch, Pierce, Fenner & Smith Incorporated, for the six-month period ended January 31, 2001.

Sales (In Thousands)

Transaction	Face	Security		Due
Date	Amount	Description	Rate	Date

10/06/00	$200	Puerto Rico Commonwealth	2.95%	12/01/2015

Last Updated on 03/28/2001
By Karen Lang